Exhibit 99.4

BAUSCH & LOMB INCORPORATED

CONSENT SOLICITATION STATEMENT

Solicitation of Consents to Amendments to Indentures and Waiver of Defaults in Respect of All Outstanding

$155,902,000 2004 Senior Convertible Securities due August 1, 2023 (CUSIP No. 071707AM5)

$4,098,000 Floating Rate Convertible Senior Notes due August 1, 2023 (CUSIP No. 071707AK9)

In Consideration of a Consent Fee of

$1.00 per $1,000 principal amount of the Convertible Securities plus an additional $1.00 per $1,000 for each 30-day period

from the Effective Time to the earlier of the Filing Compliance Date or

October 2, 2006

The Solicitation will expire at 5:00 p.m., New York City time, on May 17, 2006 (or such date and time, as we may extend it from time to time, the “Expiration Date”). We may extend the Expiration Date with respect to any issue of Convertible Securities without extending the right of Holders of such Convertible Securities to revoke Consents delivered (and not validly revoked) prior to the then-effective Expiration Date. We may, in our sole discretion, extend the Expiration Date, or terminate or amend the Solicitation with respect to either series of Convertible Securities at any time.

Subject to the terms and conditions set forth in this Consent Solicitation Statement, Bausch & Lomb Incorporated (“we” or the “Company”) hereby solicits (the “Solicitation”) the consents (the “Consents”) of holders  of our 2004 Senior Convertible Securities due August 1, 2023 (CUSIP No. 071707AM5) (“Senior Convertible Securities”) and our Floating Rate Convertible Senior Notes due August 1, 2023 (CUSIP No. 071707AK9) (“Convertible Senior Notes”) (collectively, the “Convertible Securities”) to certain amendments  to the Indentures governing the Convertible Securities as further described herein. Each Holder that delivers a Consent will also be waiving certain defaults that may have occurred before the Proposed Amendments become effective. The term “Holders” means those holders of record on May 1, 2006 (the “Record Date”) as reflected in the records of the Trustee (as defined below) under the Indentures.

The Convertible Securities were issued pursuant to a supplement to the original indenture dated September 1, 1991, as amended by Supplemental Indenture No. 1, dated as of May 13, 1998 (the “Original Indenture”), between the Company, as issuer, and Citibank, N.A., as trustee (the “Trustee”). The Convertible Senior Notes were issued pursuant to Supplemental Indenture No. 5, dated as of August 4, 2003, and the Senior Convertible Securities were issued pursuant to Supplemental Indenture No. 6, dated as of December 20, 2004, each among the Company, as issuer, and Citibank, N.A., as trustee. Those supplemental indentures are referred to as the “Convertible Securities Indentures,” and together with the Original Indenture, the “Indentures.”

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The Solicitation Agent is
Citigroup Global Markets Inc.

The Co-Solicitation Agents are

Barclays Capital Inc.

JPMorgan Chase Inc.

Key Banc Capital Markets

Mitsubishi UPJ Securities (USA)

May 5, 2006

The Indentures require us to file with the Securities and Exchange Commission (the “SEC”) and the Trustee under the Indentures (the “Trustee”) the annual reports, quarterly reports and other documents (the “SEC Reports”) that we are required to file with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Indentures also require the Company to file with the Trustee, within 120 days after the end of each fiscal year, a written statement regarding compliance with our obligations under the Indentures, and a description of any known defaults under the Indentures, and to deliver to the Trustee notice of any default under that Indenture (“default” is defined for these purposes as default in the observance or performance of any of the terms, provisions and conditions of the applicable Indentures without regard to any period of grace or requirement of notice) (the “Certificate Delivery Covenant”).

The Company has previously announced that we would not be able to file our Quarterly Report on Form 10-Q for the quarterly period ended September 24, 2005 (the “Third Quarter 2005 Form 10-Q”) and Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K,” and together with the Third Quarter 2005 Form 10-Q, the “Delayed SEC Reports”) by their respective due dates, and we have not filed them to date. The certificates under the Certificate Delivery Covenant were due by April 30, 2005, and we have delivered them to the Trustee. Our failure to timely file the Delayed SEC Reports with the SEC, and failure to timely file or deliver copies of such reports with the Trustee may have resulted in defaults under the Indentures. The requirements to file the SEC Reports with the SEC and the Trustee are hereafter referred to as the “Reporting Covenants.”  Our failure to take these actions may also have resulted in a breach of certain reporting requirements under the Trust Indenture Act of 1939.

As a result of the failure to comply with the Reporting Covenants, the maturity of the Convertible Securities could be accelerated under the Indentures any time if: (i) the Proposed Amendments and Waiver with respect to the Convertible Securities do not become effective, (ii) the Trustee or holders of 10% or more of the Convertible Securities delivers to us a Notice of Default under Section 501(4) of the Indenture and commence the 60-day cure period provided for therein, (iii) we do not file the Delayed SEC Reports with the SEC and the Trustee prior to the expiration of the 60 day-period, and (iv) a holder of 25% or more of either series of Convertible Securities or the Trustee delivers an acceleration notice. The acceleration of the maturity of the outstanding Convertible Securities would permit the holders of the such series of Convertible Securities to cause the principal amount and accrued and unpaid interest to become immediately due and payable.

The Proposed Amendments will effectively provide that, until 5:30 p.m., New York City time, on October 2, 2006, a failure to comply with the Sections of the Indentures relating to the Reporting and Certificate Delivery Covenants and our obligation to deliver any notice of a default with respect to the Reporting and Certificate Delivery Covenants to the Trustees will not constitute defaults with respect to the Convertible Securities. The Proposed Waiver will provide that all defaults that shall have occurred prior to the effectiveness of the Proposed Amendments relating to our failure to file SEC Reports are waived. For a more detailed description of the Proposed Amendments and Waiver, see “The Proposed Amendments and Waiver.”

The Solicitation is being made upon the terms and is subject to the conditions set forth in this Statement and the accompanying consent form (the “Consent Form”). Approval of the Proposed Amendments and Waiver with respect to each Indenture requires the consent of the Holders of a majority in principal amount of the outstanding Convertible Securities issued pursuant to such Indenture (such Consents, the “Requisite Consents”).

At any time following the receipt of the Requisite Consents with respect to a series of Convertible Securities, and in compliance with the conditions contained in the relevant Indenture, we and the Trustee may execute a supplemental indenture with respect to such Indenture (a “Supplemental Indenture”) and the Proposed Amendments and Waiver will become effective with respect to such issue of Convertible Securities (such time, the “Effective Time”). We will make a public announcement of the Effective Time for each issue of Convertible Securities at or prior to 9:00 a.m., New York City time, on the next business day after such Effective Time. Our execution of the Supplemental Indenture with respect to any issue of Convertible Securities shall not require us to pay for any Consents prior to the relevant Expiration Date.

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Promptly following the relevant Expiration Date, we will pay to each Holder an amount we have designated as the “Consent Fee” of $1.00 for each $1,000 in principal amount of the Convertible Securities as to which we have received and accepted Consents and an additional $1.00 for each $1,000 monthly thereafter for each 30-day period from the Effective Time to the earlier of (i) the date we complete the filings of our past due SEC Reports with the Securities and Exchange Commission (the “Filing Compliance Date”), and (ii) October 2, 2006 (the “Covenant Reversion Date”).

Until the relevant Effective Time, Holders may revoke Consents. Any notice of revocation received after the relevant Effective Time will not be effective. See “The Solicitation — Revocation of Consent.” From and after the relevant Effective Time with respect to any issue of Convertible Securities, each present and future holder of such Convertible Securities will be bound by the Proposed Amendments and Waiver, whether or not such Holder delivered a Consent.

Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time on or prior to the business day following the relevant Expiration Date, with respect to one or more issues of Convertible Securities, to (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation, or (v) waive any of the conditions to the Solicitation, subject to applicable law. See “The Solicitation—Expiration Date; Extensions; Amendment.”

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IMPORTANT

Holders should read and carefully consider the information contained herein before deciding whether to give their Consent to the Proposed Amendments and Waiver by properly completing, executing and delivering the accompanying Consent Form in accordance with the instructions set forth herein and therein.

Holders who wish to consent must deliver their properly completed and executed Consent Form to the Information Agent (as defined below) at the address set forth on the back cover of this Statement in accordance with the instructions set forth herein and in the Consent Form. Consents should not be delivered to us, the Trustees or the Solicitation Agents. However, we reserve the right to accept any Consent received by us, the Trustees or the Solicitation Agents. Holders may deliver Consents only to the Proposed Amendments and Waiver relating to the Indenture pursuant to which their Convertible Securities were issued. Any beneficial owner of Convertible Securities who is not a Holder of such Convertible Securities must arrange with the person who is the Holder or such Holder’s assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

Recipients of this Statement and the accompanying materials should not construe the contents hereof or thereof as legal, business or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, business, tax and related matters concerning the Solicitation.

Please handle this matter through your bank or broker. Questions concerning the terms of the Solicitation should be directed to the Solicitation Agents at the addresses or telephone numbers set forth on the back cover of this Statement. Requests for assistance in completing and delivering a Consent Form or requests for additional copies of this Statement, the Consent Form or other related documents should be directed to the Solicitation Agents or the Information Agent at the addresses or telephone numbers set forth on the back cover of this Statement.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustees, the Solicitation Agents, the Information Agent or any other person.

The statements made in this Statement are made as of the date of this Statement and delivery of this Statement or the accompanying materials at any time does not imply that the information herein or therein is correct as of any subsequent date. The information provided in this Statement is based upon information provided solely by us. The Solicitation Agents have not independently verified and do not make any representation or warranty, express or implied, or assume any responsibility, as to the accuracy or adequacy of the information contained herein.

The Solicitation is not being made to, and a Consent Form will not be accepted from or on behalf of, a Holder in any jurisdiction in which the making of the Solicitation or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may in our discretion take such action as we may deem necessary to lawfully make the Solicitation in any such jurisdiction and to extend the Solicitation to any Holder in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Solicitation to be made by a licensed broker or dealer, the Solicitation will be deemed to be made on behalf of us by the Solicitation Agents or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Capitalized terms used in this Statement that are not otherwise defined herein have the meanings set forth in the relevant Indenture.

BAUSCH & LOMB INCORPORATED

Bausch & Lomb is an eye health company, dedicated to perfecting vision and enhancing life for consumers around the world. Its core businesses include soft and rigid gas permeable contact lenses and lens care products, and ophthalmic surgical and pharmaceutical products. The Bausch & Lomb name is one of the best known and most respected healthcare brands in the world. Founded in 1853, the Company is headquartered in Rochester, New York.

The Company is organized into three geographic segments: the Americas; Europe, Middle East and Africa (EMEA), and Asia. Additional operating segments, which are managed on a global basis, include the Research & Development organization and the Global Operations & Engineering organization. In each geographic segment, Bausch & Lomb markets products in five product categories: contact lenses, lens care products, ophthalmic pharmaceuticals, cataract and vitreoretinal surgery, and refractive surgery.

We employ approximately 13,700 people worldwide and our products are available in more than 100 countries. Our principal executive offices are located at One Bausch & Lomb Place, Rochester, New York 14604, and our main telephone number is (585) 338-6000.

RECENT DEVELOPMENTS

Investigations and Restatements

As described more fully in news releases dated October 26 and December 22, 2005 which were filed on Form 8-K, the Audit Committee of the Board of Directors of Bausch & Lomb Incorporated (the “Company”) commenced in September 2005 an independent investigation into allegations of misconduct by the management of the Company’s Brazilian subsidiary, BL Industria Otica, Ltda. (“BLIO”), which had been reported to the Company’s senior management by a BLIO employee pursuant to the Company’s established compliance program. The Company voluntarily reported these matters to the Staff of the Northeast Regional Office of the Securities and Exchange Commission, which has commenced an informal inquiry into the matter and the Korea matter described below.

On November 3, 2005, the Company filed a Form 12b-25 with the SEC providing notice that it would delay the filing of its Quarterly Report on Form 10-Q for the third quarter ended September 24, 2005.

On December 22, 2005, the Board of Directors, on recommendation of the Audit Committee and management, concluded that the Company should restate its financial results for the fiscal years ended 2001, 2002, 2003, 2004, as well as the first and second quarters of 2005 in order to account properly for the impact of the BLIO tax matters identified in connection with the investigation. While work with respect to these adjustments has not been finalized, as set forth in the December 22, 2005 release, the Company currently estimates that the unaudited impact would be to reduce the Company’s previously reported net income for the first and second quarters of 2005 by a cumulative total of $.6 million and to reduce the previously reported net income for 2000-2004 by a cumulative total of $19 million.

In addition, as reported in the December 22 release, in late November 2005, following employee reports regarding possibly improper sales practices in the Company’s Korean subsidiary (Bausch & Lomb Korea Co. Ltd. (“BL Korea”)), the Audit Committee commenced an independent investigation into revenue recognition practices in the Korean subsidiary and also voluntarily reported these matters to the SEC.

On March 17, 2006, the Company filed  a Form 12b-25 with the SEC providing notice that it would delay the filing of its 2005 Form 10-K. The March 17, 2006 12b-25 also provided an update with respect to the status of the Brazil and Korea investigations and the Company’s efforts to complete work with respect to the filing of its 2005 Form 10-K.

As described more fully in the March 17, 2006 Form 12b-25, as a result of the Audit Committee’s independent investigation of BL Korea, the Company currently expects that its previously reported, expected restatement of prior-period financial statements under generally accepted accounting principles will also include revenue recognition adjustments for vision care sales in Korea from 2002 to 2005 using consignment sales accounting. While work with respect to these adjustments has not been finalized, the Company currently estimates the unaudited impact of the change to consignment accounting would be to reduce the Company’s previously reported net sales for the first and second quarters of 2005 by a cumulative total of approximately $1.2 million and to reduce the previously reported net sales for the period 2002-2004 by a cumulative total of approximately $7.2 million

The Audit Committee’s BLIO investigation is now complete and the Korea investigation is nearly complete. The results of the BLIO investigation and updates with respect to the Korea investigation have been reported to the SEC which, as described above, had previously commenced an informal inquiry into such matters.

As also described more fully in the March 17, 2006 Form 12b-25, in light of  the investigations of the Company’s Brazil and Korea subsidiaries, the Company undertook expanded year-end procedures focused on, among other things, revenue recognition practices at certain other foreign subsidiaries. As a result of these procedures, the Company currently expects that its previously reported, expected restatement of prior-period financial statements under generally accepted accounting principles will also include additional adjustments relating to revenue recognition for the following matters:  certain refractive laser sales; certain vision care transactions with a single distributor in Thailand; vision care transactions with two large distributors in Japan; vision care and cataract transactions with the distributor network in India; and the proper handling of certain sales related reserves in China. The Company’s work with respect to these expanded year-end procedures is now substantially complete and the Company currently estimates that the unaudited impact of these adjustments would be to reduce the Company’s previously reported net sales for the first and second quarters of 2005 by a cumulative total of approximately $2.9 million and to reduce the previously reported net sales for the period 2001-2004 by a cumulative total of approximately $15.4 million

In addition, the Company currently expects that its previously reported, expected restatement of prior period financial statements under generally accepted accounting principles will also include additional adjustments relating to the Company’s determination that the liability associated with the deferral of certain Company stock  under its approved Long Term Deferred Compensation Plan should have been marked to market. While work with respect to these adjustments has not been finalized, the Company currently estimates that the unaudited impact of these adjustments would be to reduce the Company’s previously reported net income for the first and second quarters of 2005 by a cumulative total of $3.7 million and to reduce the previously reported net income for the period 2001-2004 by a cumulative total of $4.1 million.

There can be no assurance that the final adjustments with respect to the matters described above will not differ, including materially, from the estimated amounts set forth herein.

Also as part of the expanded procedures process, the Company is continuing to review revenue recognition issues relating to transactions with a single distributor in the United States which may result in additional adjustments to certain of the prior period financial statements covered by the restatement.

In addition, as previously reported, the Company has undertaken expanded procedures with respect to the accounting for income taxes, including assessing deferred income tax balance sheet accounts, which the Company currently expects will result in additional adjustments to prior period financial statements covered by the expected restatement. Work with respect to this matter is continuing.

As previously disclosed on December 22, 2005, the Company has reviewed other accounting entries unrelated to the matters discussed above made in the periods covered by the expected restatement and determined that certain entries, while not individually or in the aggregate material to the periods in which they were recorded or to the relevant prior periods, in light of the expected restatement, are now required to be recorded in the prior periods to which they relate. Work with respect to these matters is also continuing.

In addition, the Company has not completed its required assessment of the Company’s internal control over financial reporting and the control deficiencies identified to date in 2005, as described in the December 22, 2005 release. As noted in the December 22, 2005 release, the Company’s previous conclusion as of December 25, 2004 — which was based on the procedures then performed and the information then known to it — that its internal control over financial reporting was effective should no longer be relied upon. In light of the matters described above, the Company’s management continues to evaluate potential material weaknesses with respect to the Company’s internal controls and currently expects ultimately to identify additional material weaknesses at December 31, 2005 and also currently expects to conclude that internal controls were not effective for the relevant period. The Company will conclude its analyses and report its findings in this regard when it files its Annual Report on Form 10-K for the period ended December 31, 2005.

The filings on Form 8-K dated October 26, 2005 and December 23, 2005 and the filings on Form 12b-25 dated November 3, 2005 and March 17, 2006, all of which are referenced above, provide additional detail with respect to the matters discussed in this section and you are encouraged to refer to those filings.

Scientific Investigation with Health Authorities on Extent and Cause of Rare Fungal Infections; Market Withdrawal of ReNu® with MoistureLoc® produced at Greenville, S.C.

Supplies of our newest multipurpose lens care solution offering, ReNu@ with MoistureLoc® manufactured at the Company’s Greenville, South Carolina facility, have been associated with a disproportionately high number of incidents of contact lens related Fusarium keratitis. We are collaborating in a scientific investigation with health authorities and leading experts around the world including the U.S. Centers for Disease Control and Prevention, leading eye hospitals, the U.S. Food and Drug Administration, and the Ministries of Health in Singapore, Hong Kong and Malaysia, to determine the extent and cause of an increase in this rare fungal corneal infection among contact lens wearers that first surfaced in certain parts of Asia.

The Company has withdrawn MoistureLoc® manufactured at the Greenville facility from the markets in which it was sold.

Reports of an unusual incidence of Fusarium keratitis among contact lens wearers first came from health authorities in Singapore, Hong Kong and Malaysia. Because these infections are rare, there now is a heightened level of awareness and surveillance surrounding this issue in other markets, resulting in reports of cases from a variety of locations. Efforts to enhance formal surveillance programs that track the incidence of the fungal infections are now in place in the U.S., Singapore, Hong Kong, Malaysia and China.

The Company announced on April 10, 2006, that it temporarily suspended U.S. shipments of ReNu® with MoistureLoc® produced at its Greenville, S.C., manufacturing facility in order to facilitate the further investigation of reports of fungal keratitis infections among contact lens wearers in the United States. On April 10, 2006, U.S. Centers for Disease Control and Prevention released a report that it is reviewing reports of 109 cases of suspected fungal keratitis. The CDC reports that the majority of cases have yet to be reviewed, but of the 30 cases reviewed to date, 28 involved contact lens wearers. Twenty-one reported using ReNu® brand contact lens care products and 5 reported using a combination of ReNu and products manufactured by other companies.

The Company initiated a voluntary market withdrawal of the product on April 13, 2006. The withdrawal does not apply to other Bausch & Lomb products or to MoistureLoc® manufactured at factories outside the United States. The Company continues to collaborate with the U.S. Food and Drug Administration, the Centers for Disease Control and Prevention, major eye centers and health authorities in a comprehensive investigation to identify the cause of the reported infections.

News reports on May 3, 2006 quote a spokeswoman for the Centers for Disease Control and Prevention as confirming that the Centers’ preliminary data now show 191 possible and confirmed cases of Fusarium keratitis. Of the confirmed cases, the Centers reported that they have complete information on 58 cases, 56 of them contact lens wearers. Of those 56, 32 reported using our MoistureLoc® and another 15 reported using ReNu®MultiPlus®. The CDC spokeswoman did not identify how many reports involve mixed use of multiple lens care products. On the same day, we stated that this preliminary data required further examination in order to understand its relevance and that we would be reviewing the preliminary data with CDC personnel. We stated our understanding that there is a low occurrence of Fusarium keratitis among contact lens wearers, and we expect that the lens care products associated with these cases would be distributed roughly in the same proportion as the various products relative market share. In the small sample of cases CDC has analyzed to date, the 27-percent representation of ReNu® MultiPlus® solution is well below its approximate 40-percent market share. ReNu®MultiPlus® solution is used by nearly 11 million contact lens wearers in the U.S. in either its branded or private label form. The 57-percent share of cases preliminarily reported for the our MoistureLoc® formula is significantly and disproportionately higher than its U.S. market share of less than 10 percent, which represents approximately 2.3 million users. Based on the disproportionate representation of the MoistureLoc® formula in the CDC case reports in their April 10 report,  we voluntarily withdrew Greenville-manufactured Moistureloc® from the market at that time, while the investigation to determine the cause of these unusual infections continues. News reports on May 3, 2006 also indicate that the U.S. Food and Drug Administration has no plans to recommend to consumers that they cease using any of the Company’s products other than Moistureloc®. On May 5, 2006, the CDC provided an update to its prior reports, noting that the proportion of patients reporting use of Moistureloc® has remained relatively consistent.

We continue to cooperate fully with the Centers for Diseases Control and Prevention and the U.S. Food and Drug Administration in a comprehensive investigation of the root cause of the unusual incidence of fungal keratitis. The Company has incurred and can be expected to incur substantial costs in connection with the withdrawal of this product, associated investigations, and commercial actions and related legal actions brought against the Company. There can be no assurance that the loss of sales and earnings associated with this product will not be material to the Company. Further, there can be no assurance that this withdrawal and associated actions will not negatively impact sales of other products of the Company, or that the Company will not withdraw MoistureLoc® manufactured at other Company locations from other markets.

Pending Litigation

As a result of the matters described above, several lawsuits have been filed against the Company and certain present and former officers and directors. There are four basic categories of cases: shareholder securities class actions, shareholder derivative actions, an ERISA-based class action related to employee benefit plans, and consumer product liability actions. While this information is subject to change daily, the matters of which we are aware as of May 3, 2006, are as follows:

Shareholder securities class actions. We are aware of three purported securities class actions, all filed between March 13 and April 5, 2006 in the Federal District Court for the Southern District of New York. These actions are entitled:  Laborers Local 100 and 397 Pension Fund v. Bausch & Lomb Inc., No. 06-CV-1942 (filed March 13, 2006); Brannon v. Bausch & Lomb, Inc., No. 06-CV-2025 (filed March 15, 2006); and Badaracco v. Bausch & Lomb, Inc., No. 06-CV-2659 (filed April 5, 2006). Plaintiffs in these actions purport to represent a putative class of shareholders who purchased the Company’s stock at allegedly artificially inflated levels between January 27, 2005 and December 22, 2005. Among other things, Plaintiffs allege that the Company and various present and former officers and directors issued materially false and misleading public statements regarding the financial condition and operations of the Company by failing to disclose negative information relating to the Company’s Brazilian and Korean subsidiaries and the Company’s internal controls, thereby inflating the price of the Company’s stock during the class period. Plaintiffs seek unspecified damages.

ERISA-based claims. We are aware of one purported ERISA class action, filed on April 13, 2006 in the Federal District Court for the Southern District of New York. This action is entitled:  Johnson v. Bausch & Lomb, Inc., No. 06-CV-2916. Plaintiff in this action purports to represent a class of participants in the Company’s defined contribution (401(k)) plan for whose individual accounts the plan held an interest in Company stock between January 27, 2005 and the present. Among other things, Plaintiff alleges that the Company and various present and former officers and directors and fiduciaries of the plan breached their fiduciary duties to plan participants by allowing the plan to invest in Company stock despite the fact that it was allegedly artificially inflated due to the failure to disclose negative information relating to the Company’s Brazilian and Korean subsidiaries and the Company’s internal controls. Plaintiff seeks unspecified damages as well as certain declaratory and injunctive relief.

Shareholder derivative actions. We are aware of two actions that have been filed in the Federal District Court for the Southern District of New York in which a shareholder or class of shareholders asserts the rights of the Company derivatively against certain present and former officers and directors. The actions are entitled:  Rainone v. Zarrella, No. 06-CV-2918 (filed April 13, 2006) and Brown v. Zarrella, No. 06-CV-3106 (filed April 21, 2006). Among other things, Plaintiffs allege that the individual defendants breached their fiduciary duties to the Company by causing or allowing the Company to issue materially false and misleading public statements regarding the financial condition and operations of the Company that failed to disclose negative information about the Company’s Brazilian and Korean subsidiaries and the Company’s internal controls, thereby inflating the price of the Company’s stock during the class period. Plaintiffs purport to allege damage to the Company as a result of, among other things, a decrease in the Company’s market capitalization, exposure to liability in securities fraud actions, and the costs of internal investigations and financial restatements. Plaintiffs seek unspecified damages as well as certain declaratory and injunctive relief, including for misappropriation of inside information for personal benefit by certain of the individual defendants.

Product liability lawsuits. We are aware of nineteen product liability lawsuits filed in several jurisdictions alleging damages as a result of consumers using ReNu with MoistureLoc. Twelve cases are class action lawsuits alleging liability based on state consumer protection act violations, negligence for alleged injury, strict product liability, unjust enrichment, and other grounds. Seven cases involve claims of individual personal injury, and allege liability based on negligence, strict product liability, failure to warn, and other grounds.

The Company has not yet made an assessment of the cases. At this time, the Company cannot predict which, if any, of the cases will obtain class certification, the validity of claims asserted, the likelihood of success by the plaintiffs in any of these cases, or the materiality of the cases in the event the Company is unsuccessful in their defense.

Tender Offers and Consent Solicitations

Concurrently with this Solicitation, we are offering to purchase and/or soliciting consents to certain amendments and waivers to any and all of our Notes due in 2007 and 2008 and our Debentures due in 2028 in the aggregate principal amount of $383,873,000 (the “Securities”) and the indentures under which such Securities were issued.

RISK FACTORS

For additional considerations with respect to the Offer to Purchase and Solicitation and the Company, please refer to our Current Reports on Form 8-K filed on October 27, 2005, November 30, 2005, December 23, 2005, March 1, 2006, March 3, 2006, April 13, 2006 and April 14, 2006, which are incorporated by reference herein.

Acceleration of Outstanding Indebtedness

If the Proposed Amendments and Waiver do not become effective with respect to any series of the Notes or either series of our outstanding Convertible Securities, and we receive a “Notice of Default” by the Trustee or holders of at least 10% of the outstanding Securities of any series, and we fail to file cure the default within the 60-day period following the Notice of Default, then the Trustee or the holders of at least 25% of the securities of that series will have the right to accelerate the maturity of the securities of such series.

If the maturity of any series of the Notes or our outstanding Convertible Securities is accelerated, the Company intends to fully repay all such amounts due with cash on hand, which is currently adequate to retire such securities provided, if all of our outstanding Notes and Convertible Securities were accelerated, we would need to either borrow under our existing revolving credit facility or transfer cash from off-share operations, which may have adverse tax consequences, for a portion of the repayment amount. Other outstanding debt may also be accelerated as a result of these events.

Restatement of Prior Period Financial Statements

The restatement of our prior period financial statements, as well as matters identified above with respect to the BLIO and Korea investigations and expanded procedures, may cause us to become subject to further regulatory action or civil litigation (in addition to that which is described above), which could require us to pay fines or other penalties, settlements or damages and could have an adverse effect on our business, results of operations, financial condition and liquidity. We could also become subject to further ratings downgrades and negative publicity and may lose or fail to attract and retain key employees and management personnel as a result of the Restatements or the matters giving rise to the restatements. The SEC has commenced an informal investigation with respect to the BLIO and Korea investigations. See “Recent Developments — Investigations and Restatements.”

Audit Committee Investigation, Expanded Procedures and Audit Work

As described above, the Audit Committee’s BLIO and Korea investigations and the Company’s expanded procedures have identified certain issues which have been determined to require adjustments to prior period financial statements for 2001-2004 and the first and second quarters of 2005. Work with respect to the expanded procedures and finalizing the adjustments to be made in connection with the previously announced, expected restatement continues. In addition, the Company’s independent auditors PricewaterhouseCoopers LLP have not yet completed their quarterly review process in connection with the filing of the Company’s Third Quarter 2005 Form 10-Q or their year-end audit process in connection with the filing of the Company’s 2005 Form 10-K or the expected estimated adjustments in connection with the restatement. There can be no assurance that, in the course of the completion of the Korea investigation, expanded procedures, quarterly review and year-end audit process and other work in connection with the restatement and the preparation of the Delayed SEC Reports, additional issues and necessary adjustments to prior period financial statements will not be identified, or that the final adjustments for the matters described above in the section entitled “Recent Developments — Investigations and Restatements” and the SEC filings referenced therein will not differ, including materially, from the estimated amounts set forth.

In addition, due to the Company’s ongoing efforts with respect to the matters described in the section entitled “Recent Developments, Investigations and Restatements”,  we cannot currently predict when we will file the Delayed SEC Reports. See “Recent Developments — Investigations and Restatements.”

Internal Controls Assessment

In addition to the ongoing investigation and audit work, the Company has not completed its required assessment of our internal control over financial reporting as of December 31, 2005. In our December 22, 2005 press release, we announced that the Company’s previous conclusion as of December 25, 2004 that its internal control over financial reporting was effective should no longer be relied upon. In connection with the BLIO investigation, the Company preliminarily identified a material weakness relating to detection and prevention of local management’s fraudulent override of Brazil tax reporting controls. In light of the issues identified in connection with the BLIO and Korea investigations and the other matters described above, the Company continues to evaluate potential material weaknesses with respect to the Company’s internal controls and currently expects ultimately to identify additional material weaknesses at December 31, 2005 and also currently expects to conclude that internal controls were not effective for the relevant period. The Company will conclude its analyses and report its findings in this regard when it files its 2005 Form 10-K.

Lack of Public Disclosure Concerning the Company

As described above, we have not yet filed the Delayed SEC Reports or the Restatements. Until we file the Delayed SEC Reports, there will be limited public information available concerning our results of operations and financial condition. Prior financial statements that we have filed for fiscal years from 2000 up to and including the quarterly period ended June 25, 2005 should no longer be relied on and are being restated. The absence of more recent financial information may have a number of adverse effects on us and the Notes, including a decrease in the market price of the Notes and an increase in the volatility of such market price.

Acceleration

If the Proposed Amendments with respect to your Securities become effective, you will not be able to accelerate payment on the Securities for a breach of the Reporting and Certificate Delivery Covenants unless the Company breaches the relevant Indenture as amended by the Proposed Amendments. In the event that the proposed amendments with respect to any other issue or issues of Securities do not become effective, holders of such Securities will continue to be able to accelerate payment on their notes for the existing breach of the Reporting and Certificate Delivery Covenants in accordance with the Indentures.

Effect of Proposed Amendments and Waiver

If a Supplemental Indenture relating to the Proposed Amendments is executed, the Proposed Amendments and Waiver with respect to an Indenture will be binding on all Holders of Notes issued under that Indenture. The modification of the covenants of any issue of Notes related to timely filing of the Delayed SEC Reports and other provisions pursuant to the Proposed Amendments and Waiver may adversely affect the market price of such issue of Notes or otherwise be adverse to the interests of the Holders.

Pending Claims and Litigation

As a result of the matters described above, the Company has been served in various lawsuits and is aware of the filing of others. There are five basic types of these cases: shareholder securities class actions, shareholder derivative actions, ERISA-based claims with respect to employee benefit plans, consumer product actions based on economic loss on purchase of products, and personal injury claims. We could be required to pay judgments or settlements in connection with these matters and they could otherwise have an adverse effect on our business, results of operations, financial condition and liquidity. At this time, the Company cannot predict which, if any, of the cases will obtain class certification, the validity of claims asserted, the likelihood of success by the plaintiffs in any of these cases, or the materiality of the cases in the event the Company is unsuccessful in their defense. See “Recent Developments — Pending Litigation.”

Effect of Fungal Keratitis Infections on Sales of ReNu® Products

We have voluntarily withdrawn ReNu® with MoistureLoc®,  manufactured in our Greenville, South Carolina manufacturing facility, from all markets in which it is sold. The Company has incurred and can be expected to incur substantial costs in connection with the withdrawal of this product, associated investigations, and commercial actions and related legal actions brought against the Company. There can be no assurance that the loss of sales and earnings associated with this product will not be material to the Company. Further, there can be no assurance that this withdrawal and associated actions will not negatively impact sales of other products of the Company, or that the Company will not withdraw MoistureLoc® manufactured at other Company locations from other markets.

SPECIAL NOTE REGARDING FORWARD-LOOKING
STATEMENTS AND OTHER FACTORS

This Offer to Purchase (including the documents incorporated by reference) contains “forward-looking” information and statements. Forward-looking information and statements can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” Statements in this Offer to Purchase that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. This Offer to Purchase contains, among other things, certain statements of a forward-looking nature relating to future events or the future business performance of Bausch & Lomb. Such statements involve a number of risks and uncertainties including, without limitation, the following:

•                  our inability to obtain certain consents from holders of $160,000,000 in outstanding convertible securities pursuant to a consent solicitation being conducted simultaneously with this Offer;

•                  our inability to obtain requisite consents from the holders of the Securities pursuant to this Offer or to meet with Minimum Tender/Consent Condition;

•                  those concerning global and local economic, political and sociological conditions;

•                  currency exchange rates;

•                  government pricing changes and initiatives with respect to healthcare products;

•                  changes in laws and regulations relating to the Company’s products and the import and export of such products;

•                  product development and rationalization;

•                  enrollment and completion of clinical trials;

•                  the ability of the Company to obtain regulatory approvals;

•                  the outcome of pending litigation and the possibility of additional litigation;

•                  the outcome of Company and governmental investigations and reviews of events described in any news release and in the Company’s prior disclosures concerning those investigations;

•                  the outcome of the Audit Committee’s BLIO and Korea investigations described in the Company’s prior disclosures concerning those investigations;

•                  the outcome of PriceWaterhouseCoopers’ quarterly review process in connection with the filing of the Company’s Quarterly Report on Third Quarter 2005 Form 10-Q and of the year-end review process in connection with the filing of the Company’s 2005 Form 10-K and the expected, estimated adjustments described in any news release and the possibility that any additional adjustments may be required and that the amounts may differ, including materially, fro the current estimated adjustments; the filing of the Company’s Third Quarter 2005 and its 2005 Form 10-K or any fiscal 2006 financial statements;

•                  the possibility that the market for the sale of certain products and services may not develop as expected;

•                  the financial well-being of key customers, development partners and suppliers;

•                  the successful execution of marketing strategies;

•                  continued efforts in managing and reducing costs and expenses;

•                  the successful completion and integration of business acquisitions;

•                  the Company’s success in introducing and implementing its enterprise-wide information technology initiatives, including the corresponding impact on internal controls and reporting;

•                  the Company’s success in the process of management control testing, including evaluation of results;

•                  continued positive relations with third party financing sources;

•                  the availability of funds, either through cash on hand or our revolving credit facility, to repay any amounts due should the maturity of any Convertible Securities become accelerated;

•                  potential downgrades in the credit ratings of our securities;

•                  the delay in filing the Delayed SEC Reports with the SEC and the consequences thereof; and

•                  the risk factors listed from time to time in the Company’s SEC filings, including but not limited to the Current Report on Form 8-K, dated June 14, 2002 and the Form 10-Q for the quarter ended June 25, 2005 which may be obtained via EDGAR through the Internet at www.sec.gov.

We can give no assurance that the forward-looking statements included in this Offer to Purchase will prove to be accurate. In light of the significant uncertainties inherent in forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us or any other person that our objectives and plans will be achieved. We undertake no obligation to update any forward-looking statements contained in this Offer to Purchase, whether as a result of new information, future events or otherwise. You should consult any further disclosures we make in our reports filed with the SEC and in our press releases.

THE INDENTURES

Section 704 of the Original Indenture, which forms a portion of each of the Convertible Securities Indentures, requires us to file with the SEC and the Trustee the SEC Reports we are required to file pursuant to Sections 13 and 15 of the Exchange Act. Section 1004 of the Indenture requires the Company to file with the Trustee, within 120 days after the end of each fiscal year, a written statement regarding compliance with the obligations under the Indenture, and, if a default shall have occurred under the Indenture, describing all such defaults of which our officers have knowledge and their status.

BACKGROUND

We previously announced that we would not be able to file our Third Quarter 2005 Form 10-Q and our 2005 Form 10-K, and we have not filed them to date. Our failure to timely file the Delayed SEC Reports with the SEC, and failure to file copies of such reports with the Trustee under each Indenture may have resulted in a default under the Indenture. Our failure to take these actions may also have resulted in a breach of certain reporting requirements under the Trust Indenture Act of 1939.

As a result, the maturity of the Convertible Securities could be accelerated under either Convertible Securities Indentures any time if: (i) the Proposed Amendments and Waiver with respect to the Convertible Securities do not become effective, (ii) the Trustee or holders of 10% or more of the Convertible Securities has delivered to us a Notice of Default under the Indentures and commenced the 60-day cure period provided for therein, (iii) we have not previously filed the Delayed SEC Reports with the SEC and the Trustee, and (iv) holders of 25% or more of each series of Convertible Securities or the Trustee delivers an acceleration notice. The acceleration of the maturity of the outstanding Convertible Securities would permit the holders of the Company’s Convertible Securities to cause the principal amount and accrued and unpaid interest to become immediately due and payable.

THE PROPOSED AMENDMENTS AND WAIVER

The Proposed Amendments

The Indentures provide that we and the Trustee may enter into a Supplemental Indenture amending provisions of each of the Convertible Securities Indentures with the written consent of Holders of a majority in principal amount of the outstanding Convertible Securities issued under each Indenture. Consequently, we are soliciting Consents from Holders of each series of Convertible Securities. The Proposed Amendments set forth below amend only the Convertible Senior Notes Indenture and the Senior Convertible Securities Indenture, and are not intended to amend or modify the Original Indenture other than with respect to the Convertible Securities.

Certain Definitions: The following defined terms would be added to the Convertible Securities Indenture:

“Consent Fee” means the payment defined as such with respect to the Convertible Securities in the Solicitation Documents.

“Covenant Reversion Date” means 5:30 p.m., New York City time, on the earlier of (i) the Business Day following the Company’s failure to pay the Consent Fee, if due, for the Convertible Securities in accordance with the Solicitation Documents, and (ii) October 2, 2006.

“Solicitation Documents” means the Consent Solicitation Statement, dated as of May 5, 2006, and the related Consent Form, each as may be amended and supplemented from time to time.

Text of the Amendments to Indentures: Below is the text of the relevant provisions from the Indenture, substantially as it currently exists, along with the form of the Proposed Amendments to the provisions marked to show changes from the current provisions of each Indenture. Text that is added to the Convertible Securities Indenture by the form of the Proposed Amendment is underlined. We reserve the right to change the actual language of the Proposed Amendments, provided that such change does not materially alter the purpose or substance of the Proposed Amendments as described in this Statement.

Section 704:         Reports by Company.

The Company shall, except as otherwise provided in this Section 704, file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Notwithstanding any other provision of this Section 704 or this Indenture, the documents and reports referred to in this Section 704 that the Company would have been required to file with the Commission or the Trustee on any date on or before the Covenant Reversion Date but for this sentence will not be required to be filed by the Company until the Covenant Reversion Date.

Section 1004:       Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Notwithstanding any other provision of this Section 1004 or this Indenture, the Company will have no obligation to deliver an Officer’s Certificate, as referred to in the preceding sentence, relating to the breach of a covenant contained in this Indenture that occurred prior to the Covenant Reversion Date.

Section 501:         Events of Default.

“Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3)           default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(4)           except as otherwise provided in this Section 501, default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the

Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

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Notwithstanding any of the foregoing, the failure of the Company to comply with Sections 501(4) and 704 of this Indenture, or §314 of the Trust Indenture Act, before 5:30 p.m., New York City time on the Covenant Reversion Date shall not constitute an Event of Default under clause (4) above.

The Proposed Waiver

Section 513 of the Indentures provides that Holders of a majority in aggregate principal amount of the relevant issue of Convertible Securities then outstanding may waive any past default and its consequences on behalf of Holders of all the Convertible Securities of the relevant issue (except with respect to certain specified defaults). The Consent Form includes a waiver of any defaults under the Indentures occurring before the effectiveness of the Proposed Amendments. Each Holder that executes a Consent Form will be deemed to have waived all defaults with respect to any breaches of these Sections in accordance with Section 513, as the case may be, of the Indentures and any defaults that shall have occurred with respect to this section before the effectiveness of the Proposed Amendment will be deemed to have been cured for all purposes.

THE SOLICITATION

$155,902,000 2004 Senior Convertible Securities due August 1, 2023 (CUSIP No. 071707AM5)

$4,098,000 Floating Rate Convertible Senior Notes due August 1, 2023 (CUSIP No. 071707AK9)

General

We must receive the Requisite Consents in order for the Proposed Amendments and Waiver to be effective.

As of the Record Date, there were $155,902,000 aggregate principal amount of Senior Convertible Securities issued and outstanding, and $4,098,000  aggregate principal amount of Convertible Senior Notes outstanding. For purposes of determining whether the requisite principal amount of each issue of Convertible Securities has given Consent, any Convertible Securities owned by us, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us, will be disregarded. As of the Record Date, neither we nor any Person directly or indirectly controlled by or under direct or indirect common control with us nor, to our knowledge, any person directly or indirectly controlling us, held any Convertible Securities. We have been informed by Citigroup that it, or one of its affiliates, owns all of the outstanding Convertible Senior Notes and will give its Consent in this Solicitation.

If the Requisite Consents have been received with respect to an issue of Convertible Securities, we and the Trustee may execute a supplemental indenture at any time following the relevant Effective Time, and in compliance with the conditions contained in the relevant Indenture, and the Proposed Amendments with respect to that Indenture will become effective. Our execution of a supplemental indenture shall not require us to pay for any Consent until the relevant Expiration Date. If we fail to pay the Consent Fee payable with respect to any issue of Convertible Securities pursuant to this Solicitation, the Proposed Amendments will cease to have any effect with respect to that issue of Convertible Securities beginning on the date of such failure.

The delivery of a Consent will not affect a Holder’s right to sell or transfer any Convertible Securities, and a sale or transfer of any Convertible Securities after the Record Date will not have the effect of revoking any Consent properly given by the Holder of such Convertible Securities. Therefore, each properly executed and delivered Consent will be counted notwithstanding any sale or transfer of any Convertible Securities to which such Consent relates, unless the applicable Holder has complied with the procedure for revoking a Consent, as described herein and in the Consent Form. Failure to deliver a Consent will have the same effect as if a Holder had voted “No” to the Proposed Amendments.

Record Date

This Statement and the Consent Form (the “Solicitation Materials”) are being sent to all Holders of record on the Record Date as we are reasonably able to identify. Such date has been fixed as the date for the determination of Holders entitled to give Consent and receive the Consent Fee, if payable, pursuant to the Solicitation. We reserve the right to establish, from time to time, but in all cases prior to receipt of the Requisite Consents, any new date as such Record Date with respect to any issue of Convertible Securities or any combination thereof and, thereupon, any such new date will be deemed to be the Record Date for purposes of the Solicitation for such issue or issues Convertible Securities.

Consent Fee

Assuming satisfaction of all conditions to the Solicitation, promptly following the relevant Expiration Date, which is expected to be the next business day thereafter, we will pay the initial payment under the Consent Fee to each Holder of Convertible Securities as to which we have received and accepted a Consent prior to the relevant Expiration Date. Monthly thereafter, on the first business day of the month we will pay the additional $1 per $1,000 Consent Fee to the consenting holder until the earlier of the Filing Compliance Date or the Covenant Reversion Date.

The right to receive a Consent Fee is not transferable with any Convertible Securities. We will only make payments of a Consent Fee to Holders who have properly delivered Consents that are in effect at the relevant Expiration Date pursuant to the terms hereof. No other holder of any Convertible Securities will be entitled to receive any portion of the Consent Fee.

Interest will not accrue on or be payable with respect to any Consent Fee.

Consents will expire if the Requisite Consents have not been obtained on or before the relevant Expiration Date.

How to Consent

Holders who wish to consent to the Proposed Amendments and Waiver should deliver one or more properly completed Consent Forms signed by or on behalf of such Holder by registered mail, hand delivery, overnight courier or by facsimile or electronic transmission (with an original delivered subsequently) to the Information Agent at its address or facsimile number set forth on the back cover of this Statement in accordance with the instructions contained in this Statement and the Consent Form. We shall have the absolute right in our sole discretion to determine whether any purported Consent satisfies the requirements of the Solicitation and the relevant Indenture, and any such determination shall be final and binding on the Holder who delivered such Consent or purported Consent. Consent Forms must be received by the Information Agent prior to the relevant Expiration Date in order to qualify for payment of the Consent Fee.

Consents will be accepted from Holders and any other person who has obtained a proxy or power of attorney from any Holder in a form reasonably acceptable to us that authorizes such other person (or person claiming title by or through such other person) to deliver a Consent with respect to any Convertible Securities on behalf of such Holder. For purposes of the Solicitation, The Depository Trust Company (“DTC”) has authorized the direct participants in DTC (“DTC Participants”) set forth in the position listing of DTC as of the Record Date to execute Consent Forms as if they were Holders of the Convertible Securities held of record in the name of DTC or its nominee. Accordingly, Consents will be accepted from DTC Participants. Any beneficial owner whose Convertible Securities are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to Consent should contact the Holder of its Convertible Securities promptly and instruct such Holder to Consent on its behalf.

Each Consent Form that is properly completed, signed, delivered to and received by the Information Agent prior to the relevant Expiration Date (and accepted by us as such), and not validly revoked prior to the relevant Effective Time, will be given effect in accordance with the specifications thereof. A Consent Form should not be delivered to us, the Trustees or the Solicitation Agents. However, we reserve the right to accept any Consent received by us, any Trustee or the Solicitation Agents by any other reasonable means or in any form that reasonably evidences the giving of a Consent. Under no circumstances should any person tender or deliver Convertible Securities to us, the Trustees, the Solicitation Agents or the Information Agent.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance and revocation of a Consent will be resolved by us, in our sole discretion, which resolution shall be final and binding. We reserve the right to reject any and all Consents not validly given or any Consents, our acceptance of which could, in our opinion or the opinion of our counsel, be unlawful. We also reserve the right to waive any defects or irregularities in the delivery of a Consent or modify the conditions to the Solicitation. Unless waived, any defects or irregularities in connection with deliveries of Consent must be cured within such time as we shall determine. None of us, the Trustees, the Solicitation Agents, the Information Agent or any other person shall be under any duty to give notification of defects, irregularities or waivers with respect to deliveries of Consent, nor shall any of them incur any liability for failure to give such notification.

If the Convertible Securities to which a Consent relates are held by two or more joint Holders, each such Holder must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If Convertible Securities are held in different names, a separate Consent Form must be executed covering each name.

If a Consent relates to fewer than all Convertible Securities held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Convertible Securities to which the Consent relates. Otherwise, the Consent will be deemed to relate to all Convertible Securities in that issue held by such Holder. The Consent Fee will be paid only for such portion of the Convertible Securities to which a Consent relates.

Expiration Date; Extensions; Amendment

We may extend the Solicitation with respect to the Convertible Securities from time to time. In order to extend the Solicitation with respect to the Convertible Securities, we will notify the Information Agent of any extension by oral or written notice and will make a public announcement thereof at or prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date relating to such issue or issues of Convertible Securities. Such announcements may state that we are extending the Solicitation for a specified period of time. Failure of any Holder or beneficial owner of Convertible Securities to be so notified will not affect the extension of the Solicitation.

Notwithstanding anything to the contrary set forth in this Statement, we reserve the right at any time on or prior to the business day following the relevant Expiration Date, with respect to one or both issues of Convertible Securities, to: (i) terminate the Solicitation for any reason, (ii) extend the Solicitation from time to time if any condition to this Solicitation has not been met or waived, (iii) amend the terms of the Solicitation, (iv) modify the form or amount of the consideration to be paid pursuant to the Solicitation, or (v) waive any of the conditions to the Solicitation, subject to applicable law. If we take any of these actions, we will make a public announcement thereof.

If the Solicitation is amended in any material manner, or we waive or modify any material conditions to the Solicitation, we will promptly disclose such amendment, waiver or modification in a public announcement, and we may, if determined by us to be appropriate, extend the Solicitation for no less than one day, such period to be set at our discretion subject to applicable law.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the Solicitation, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely press release and complying with any applicable notice provisions of the applicable Indenture.

Revocation of Consent

Until the relevant Expiration Date, Holders may revoke Consents delivered prior to such Expiration Date. Any notice of revocation received after the relevant Expiration Date will not be effective. Any Holder who revokes a Consent prior to the relevant Expiration Date will not receive any Consent Fee, unless such Consent is redelivered and properly received by the Information Agent and accepted by us prior to the relevant Expiration Date. Unless properly revoked, a Consent by a Holder of Convertible Securities shall bind the Holder and every subsequent holder of such Convertible Securities or portion of such Convertible Securities that evidences the same debt as the consenting Holder’s Convertible Securities, even if a notation of the Consent is not made on any such Convertible Securities.

Subject to the immediately preceding paragraph, any Holder of the Convertible Securities as to which a Consent has been given prior to the relevant Expiration Date may revoke such Consent as to such Convertible Securities or any portion of such Convertible Securities (in integral multiples of $1,000) by delivering a written notice of revocation bearing a date later than the date of the prior Consent Form to the Information Agent at any time prior to the relevant Expiration Date. With respect to a Consent delivered prior to the relevant Expiration Date, any notice of revocation received by the Information Agent after such Expiration Date will not be effective.

To be effective, a notice of revocation must be in writing signed by the Holder, must contain the name of the Holder and the principal amount and the issue of Convertible Securities to which it relates, must be received by the Information Agent before the relevant Expiration Date and must be signed in the same manner as the original Consent Form. All revocations of Consent should be addressed to the Information Agent at the address set forth on the back cover of this Statement.

We reserve the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by us in our sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the relevant Trustee concerning proof of execution and ownership. None of us, any of our affiliates, the Solicitation Agents, the Information Agent, the Trustees or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation, nor shall any of them incur any liability for failure to give such information.

Solicitation Agents and Information Agent

We have retained Citigroup Global Markets Inc., Barclays Capital Inc. and JPMorgan Chase Inc., Key Banc Capital Markets, Mitsubishi UFJ Securities (USA) to serve as our Solicitation Agents in connection with the Solicitation and Global Bondholder Services Corporation as our information agent. We have agreed to indemnify the Information Agent and the Solicitation Agents against certain liabilities and expenses. At any time, the Solicitation Agents may trade the Convertible Securities for its own account or for the accounts of its customers and, accordingly, may have a long or short position in the Convertible Securities. The Solicitation Agents and their affiliates have provided in the past, and are currently providing, other investment banking, commercial banking and/or financial advisory services to us.

We have not authorized any person (including the Information Agent and the Solicitation Agents) to give any information or make any representations in connection with the Solicitation other than as set forth herein and, if given or made, such information or representations must not be relied upon as having been authorized by us, the Trustees, the Information Agent, the Solicitation Agents or any other person.

Requests for assistance in filling out and delivering Consent Forms or for additional copies of this Statement or the Consent Form may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Statement.

Fees and Expenses

We will bear the costs of the Solicitation, including the fees and expenses of the Solicitation Agents, the Solicitation Agent’s counsel and the Information Agent (other than printing and mailing expenses). We will pay the Trustee under the applicable Indenture reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for expenses.

Brokers, dealers, commercial banks, trust companies and other nominees will be reimbursed by the Information Agent, by application of funds provided by us, for customary mailing and handling expenses incurred by them in forwarding material to their customers. We will pay all other fees and expenses attributable to the Solicitation and the execution of the Proposed Amendments, other than expenses incurred by Holders or beneficial owners of Convertible Securities.

Other

In connection with the Solicitation, directors and officers of the Company and its affiliates may solicit Consents by use of the mails, personally or by telephone, fax, electronic communication or other similar methods. Members of the Board and officers of the Company will not be specifically compensated for these services.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the Proposed Amendments and payment of the Consent Fee that may be relevant to a beneficial owner of Convertible Securities as of the Record Date. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with classes of beneficial owners subject to special tax rules, and does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. Accordingly, each Holder should consult its own tax advisor with regard to the Proposed Amendments and Waiver, the payment of the Consent Fee and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

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Any discussion of U.S. federal tax issues set forth in this Statement is written in connection with the promotion and marketing by us and the Solicitation Agents of the transactions described in this Statement. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor.

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For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Convertible Securities who or which is, for U.S. federal income tax purposes:

•                                          an individual who is a citizen or resident of the United States;

•                                          a corporation created or organized under the laws of the United States or any state or political subdivision thereof;

•                                          an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                                          a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Convertible Securities who or which is not a U.S. Holder or an entity treated as a domestic or foreign partnership.

Special rules, not discussed in this Statement, may apply to persons holding Convertible Securities through entities treated as partnerships for U.S. federal income tax persons, and those persons should consult their own tax advisors in that regard.

Tax Consequences of Consenting to the Proposed Amendments and Waiver

Deemed Exchange. The tax treatment of a U.S. Holder will depend upon whether the adoption of the Proposed Amendments and Waiver and the receipt of the Consent Fee result in a deemed exchange of the Convertible Securities for new Convertible Securities for U.S. federal income tax purposes. If neither the Proposed Amendments and Waiver nor the Consent Fee results in a deemed exchange with respect to the Convertible Securities, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes, and such holder will continue to have the same tax basis and holding period in the Convertible Securities.

Tax regulations specifically address whether or not the modifications to the terms of a debt instrument will result in a deemed exchange of that debt instrument for U.S. federal income tax purposes. Generally, the modification of the terms of a debt instrument will be treated as a deemed exchange of an old debt instrument for a new debt instrument if such modification is a significant modification. The regulations provide specific rules regarding whether changes in yield and deletion or alteration of accounting or financial covenants of or with respect to a debt instrument will be a significant modification. A change in the yield of a debt instrument is a significant modification under the regulations if the yield of the modified instrument (determined by taking into account any payments made to the holder as consideration of the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 25 basis points or five percent of the annual yield of the unmodified instrument. The regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification.

Although the Consent Fee will change the yield of the Convertible Securities, this change will be smaller than that which would be treated as a significant modification under the regulations. Further, the Proposed Amendments alter or delete customary accounting or financial covenants. Accordingly, the adoption of the Proposed Amendments and receipt of the Consent Fee should not cause a deemed exchange under the regulations. As a result, a U.S. Holder should recognize income only to the extent of the Consent Fee received.

Even if the adoption of the Proposed Amendments and receipt of the Consent Fee resulted in a deemed exchange with respect to the Convertible Securities, such deemed exchange would constitute a tax-free recapitalization for U.S. federal income tax purposes. Under this treatment, a U.S. Holder would not recognize loss and would recognize gain only to the extent of the Consent Fee received.

Consent Fee. The tax consequences of a U.S. Holder’s receipt of the Consent Fee are unclear. We intend to treat the Consent Fee for U.S. federal income tax purposes as a fee paid to a U.S. Holder in consideration of such holder’s consent to the Proposed Amendments and Waiver. Alternatively, the Consent Fee might be treated as a payment of additional interest on the Convertible Securities. In either case, a U.S. Holder would recognize ordinary income in the amount of the Consent Fee received, without any reduction by any portion of a U.S. Holder’s tax basis in the Convertible Securities.

Backup Withholding

A U.S. Holder may be subject to backup withholding on the Consent Fee, if paid, unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from the Consent Fee, if paid, will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

Although it is not entirely clear that withholding of U.S. federal income tax is applicable to the payment of the Consent Fee to a Non-U.S. Holder, we intend to withhold such tax from any Consent Fee paid to a Non-U.S. Holder at a rate of 30%, unless the Non-U.S. Holder provides to the applicable withholding agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Fee is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Non-U.S. Holders should consult their tax advisors regarding the availability of a refund of any tax withheld.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov, and at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060. As described above, we have not yet filed our Third Quarter 2005 Form 10-Q or our 2004 Form 10-K or the Restatements. See “Risk Factors — Lack of Public Disclosure Concerning the Company.”

We have filed the following documents with the SEC, and these documents are incorporated in this Statement by reference:

•                                          Our Current Reports on Form 8-K filed on October 27, 2005, November 30, 2005, December 23, 2005, March 1, 2006, March 3, 2006, April 13, 2006, April 14, 2006; and

•                                          Our Form 12b-25 Notice of Inability to Timely File a Form 10-Q for the period ended September 24, 2005.

•                                          Our Form 12b-25 Notice of Inability to Timely File a Form 10-K for the fiscal year ended December 31, 2005.

We specifically do not incorporate any of our historical financial statements and related materials in this Statement.

All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of Exchange Act after the date of this Statement and prior to the Expiration Date will be incorporated by reference and be a part of this Statement from their respective filing dates (excluding any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K). Any statement contained in a document incorporated by reference in this Statement shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

You may request a copy of these filings, at no cost, by writing or telephoning:

Bausch & Lomb Incorporated

One Bausch & Lomb Plaza

Rochester, New York  14604

Telephone: (585) 338-6000

Attention: Secretary

You should rely only on the information provided in this Statement and in our filings under the Exchange Act incorporated herein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this Statement is accurate as of any date other than that on the front cover of this Statement.

BAUSCH & LOMB INCORPORATED

SOLICITATION OF CONSENT TO INDENTURE AMENDMENTS AND WAIVER OF DEFAULTS

In order to give the Consent, a Holder should mail, hand deliver, send by overnight courier or by facsimile or electronic transmission (in each case, confirmed by physical delivery) a properly completed and duly executed Consent Form, and any other required document, to the Information Agent at its address set forth below. Any questions or requests for assistance or for additional copies of this Statement or related documents may be directed to the Information Agent at one of its telephone numbers set forth below. A Holder (or a beneficial owner that is not a Holder) may also contact the Solicitation Agents or the Information Agent at their respective telephone numbers set forth below or its broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Solicitation.

The Solicitation Agent for the Solicitation is:

Citigroup Global Markets Inc.
390 Greenwich Street, 4th Floor
New York, New York 10013
Attn: Liability Management Group
Toll-free: (800) 558-3745
Collect: (212) 723-6106

The Co-Solicitations Agents for the Solicitation are:

Barclays Capital Inc.
JPMorgan Chase Inc.
Key Banc Capital Markets
Mitsubishi UPJ Securities (USA)

The Information Agent for the Solicitation is:

Global Bondholder Services Corporation

65 Broadway - Suite 723

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free (866) 540-1500

By Facsimile:

(For Eligible Institutions only):

(212) 430-3775

Confirmation:

(212) 430-3774

By Mail 65 Broadway — Suite 723 New York, NY 10006	By Overnight Courier 65 Broadway — Suite 723 New York, NY 10006	By Hand 65 Broadway Suite 723 New York, NY 10006